Exhibit 10.2

                                FORMULA AGREEMENT


         THIS FORMULA  AGREEMENT  ("Agreement"),  is  effective  the 12th day of
April, 2006, and is by and between ATLANTIS LABORATORIES, INC., a Texas corporation ("Atlantis"), MARK POTTER ("POTTER"), an individual, KLINGER ADVANCED AESTHETICS INC., a Delaware corporation ("KAA" and together with Atlantis and Potter, sometimes referred to collectively as the "Parties") and JPMorgan Chase Bank, N.A., as Escrow Agent.

         WHEREAS, Atlantis and Potter have agreed to develop certain formulas and manufacture certain products for KAA; and

         WHEREAS,  KAA will purchase said products  pursuant to Purchase Orders;
and

         WHEREAS, the formulas developed by Atlantis and Potter shall be put into Escrow to cover certain events and/or contingencies,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Atlantis, KAA and Escrow Agent hereby agree as follows:

         1. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

         2. Simultaneous with the execution and delivery of this Agreement, Atlantis and Potter agree that all formulas, manufacturing procedures and specifications, along with details of all raw material suppliers and specifications for the raw materials relating to the products to be products to be purchased by KAA from Atlantis and Potter and which are now in existence, ("Confidential Information"), are hereby being deposited with the Escrow Agent to be held as provided in this Agreement and that all future formulas, manufacturing procedures and specifications developed by Atlantis and Potter for KAA, along with all raw material suppliers thereof relating to such products ("Future Confidential Information") shall be deposited with Escrow Agent when developed by Atlantis and Potter. The Confidential Information and Future Confidential Information will be deposited with the Escrow Agent in an envelope bearing the signature of a duly designated officer of the Atlantis and Potter set forth on
                  Schedule 1 (a "Designated Officer"). Atlantis and Potter represents and warrants to KAA that the Confidential Information and Future Confidential Information is contained in such envelope ("Escrow Deposit"). The Escrow Agent shall hold the Escrow Deposit subject to the terms and conditions hereof. The Escrow Agent will store the Escrow Deposit in its usual safekeeping facility and will have no duty to keep it in an environmentally controlled area. The Escrow Agent shall have no liability for any damage to the Escrow Deposit, including damage caused by environmental conditions, such as heat or moisture, or by exposure to magnetic materials. Each formula, manufacturing procedure, specification and detail deposited with Escrow Agent will be independently verified by a third party, who is not the escrow agent, and who is mutually agreed upon by KAA, Potter, and Atlantis. Such verification shall confirm that the formula, manufacturing procedure, specification and detail being placed into escrow is the correct item that strictly creates the product that Atlantis and Potter develop and KAA distributes and sells. Such cost of independent verification shall be borne by KAA. All materials supplied to the independent third party verifier shall be returned to Atlantis and Potter. Atlantis and Potter also shall be allowed to supervise all independent verification, and at the request of Atlantis all verification shall be done at Atlantis's facility or office. Atlantis and Potter agree that it will provide notice to KAA on each occasion that it provides Confidential Information and Future Confidential Information to the Escrow Agent. Atlantis and Potter agree that all of such Confidential Information and Future Confidential Information shall clearly indicate the product(s) to which the same relate so that the Escrow Agent can, if necessary, deliver the appropriate
                  Confidential Information or Future Confidential Information (herein collectively the "Information") to KAA as set forth below and held pursuant to this Agreement. Escrow Agent will have no responsibility to review the Escrow Deposit to verify the information in the envelopes.


         1. 3. Failure by Atlantis or Potter to place any manufacturing procedure, specification and detail into escrow will be considered a breach of the Consulting Agreement by such parties and a default of the Loan Agreements between KAA and Atlantis and Potter for the purchase of real estate and for the facility construction, and KAA will be entitled to all remedies and rights afforded under such agreements .

         2. 4. Escrow Agent shall not disclose, distribute, sell or otherwise transfer the Information and shall keep all of the same confidential. Potter and Atlantis shall deliver products within industry standard time frames. Provided that there are no circumstances outside the control of Potter and Atlantis, it is agreed that industry standard shall be 10 weeks for Potter and Atlantis to manufacture the product once all raw materials are received. Potter and Atlantis shall take commercially reasonable steps to obtain all necessary raw materials. In the event Atlantis is unable to supply bulk product for an Open Purchase Order to KAA within industry standards, then Escrow Agent shall deliver that particular formula and manufacturing procedures to KAA within seven days from the written request of a Designated Officer of KAA. A copy of said written request shall be delivered to Atlantis as well. In addition, in the event of the sale of all or substantially all of the business, stock or assets of Atlantis or a change, directly or indirectly of more than 50% interest in the ownership of Atlantis, all Information shall be delivered by the Escrow Agent to KAA within 7 days after written notice from a Designated Officer of KAA provided, that in the event of the death of Mark Potter and Atlantis is controlled by his heirs and Atlantis continues to supply KAA as required by this Agreement, then the Information need not be delivered by the Escrow Agent to KAA. Atlantis agrees to provide prompt written notice to KAA of any of the foregoing events. If KAA receives any Confidential Information or Future Confidential Information whether pursuant to this Agreement or otherwise, KAA agrees to keep confidential such Confidential Information and/or Future Confidential Information, and such Confidential Information and/or Future Confidential Information shall be used solely for and disclosed to the least extent possible necessary for the of manufacturing the product(s) related to the Confidential Information and/or Future Confidential Information.

                  4. This Agreement may be executed in multiple counterparts, each of such counterparts so executed shall be deemed an original. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.

                  5. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

                  (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
                  (ii) on the next Business Day Days (as used in this Agreement "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed) if sent by overnight courier; or
                  (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

         Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 5, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

4.

                  If to Atlantis:

                  Mr. Mark Potter
                  408 Hall Street
                  Conroe, TX  77301
                  Telephone:    (936) 700-1255
                  Fax:          (936) 760-1557
                  Email:        atlantis@consolidated.net

                  If to KAA:

                  Wade Haddad, Esq.
                  Klinger Advanced Aesthetics, Inc.
                  501 Merritt 7, 5th Floor
                  Norwalk, CT 06851
                  Telephone:    (203) 295-2110
                  Fax:          (203) 295-2103
                  Email:        whaddad@KAA.com

                  If to Escrow Agent:
                  JPMorgan Chase Bank, N.A.
                  600 Travis, 53rd Floor
                  Houston, Texas  77002
                  Attn: Ruth Chipongian
                  Telephone:(713) 216-6337
                  Fax:     (713) 216-6927


         6. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit the Escrow Deposit. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Parties. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         7. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

         8. The Parties agree jointly and severally to (i) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in
         Schedule 2 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

         9. The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Deposit for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

         10. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

         For accounts opened in the US:

         To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will ask for information that will allow us to identify relevant parties.

         11. The Parties each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth on the signature page hereof.

         12. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 7, without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of Texas. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Texas. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

         13. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


TAX CERTIFICATION: Taxpayer ID#:   20-0368801
                                   -----------------------------------

Customer is a (check one):

_x_ Corporation __ Municipality ___ Partnership ___ Non-profit or Charitable Org

___ Individual ___ REMIC ___ Trust ___ Other _________________


Under the penalties of perjury, the undersigned certifies that:

(7) the entity is organized under the laws of the United States

(8) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(9) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

 (If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


                                            KLINGER ADVANCED AESTHETICS, INC.

                                            By: /s/ Jane Terker
                                                --------------------------------
                                            Printed Name: Jane Terker
                                            Title: CMO


                                            JPMORGAN CHASE BANK, N.A.
                                            ESCROW AGENT
                                            By: /s/ Oneg Campbell
                                                ---------------------------
                                            Printed Name: Oneg Campbell
                                            Title: Vice President

TAX CERTIFICATION: Taxpayer ID#:    1-76-0274931
                                 -----------------------------------------------

Customer is a (check one):

_x_ Corporation __ Municipality ___ Partnership ___ Non-profit or Charitable Org


___ Individual      ___ REMIC        ___ Trust       ___ Other _________________


Under the penalties of perjury, the undersigned certifies that:

(1) the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

 (If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

                                                 ATLANTIS LABORATORIES, INC.

                                                 By: /s/ Mark Potter
                                                     ---------------------------
                                                     Mark Potter, President

TAX CERTIFICATION: Taxpayer ID#:    ###-##-####
                                  ----------------------------------------------

Customer is a (check one):


__ Corporation ___ Municipality ___ Partnership ___ Non-profit or Charitable Org

__x_ Individual ___ REMIC  ___ Trust  ___ Other _________________


Under the penalties of perjury, the undersigned certifies that:

(4) the entity is organized under the laws of the United States

(5) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(6) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

 (If the entity is subject to backup withholding, cross out the words after the (3) above.)


Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

                                                 MARK POTTER

                                                 By: /s/ Mark Potter
                                                     ---------------------------

                                   Schedule 1

                    Telephone Number(s) and signature(s) for

                    Person(s) Designated to give Instructions

If from Atlantis or Potter :

         Name                       Telephone Number           Signature
         ----                       ----------------           ---------

1.   Mark Potter                    936-499-4489     /s/ Mark Potter
                                                     ---------------------------

2.   ______________________         _________________________________________

3.   ______________________         _________________________________________

If from KAA:

     Name                           Telephone Number          Signature
     ----                           ----------------          ---------

1.   Jane Terker                    212-838-7080      /s/ Jane Terker
                                                      --------------------------

2.   Richard Rakowski               203-295-2121      /s/ Richard Rakowski
                                                      --------------------------

3.   Wade Haddad                    203-295-2121      /s/ Wade Haddad
                                                      --------------------------

                                   Schedule 2

                                 [LOGO] JPMORGAN

                  Minimum Administrative Fee ...........................$2,500
                  Payable Upon Account Opening and in Advance for each year in which we act as Escrow Agent

ACTIVITY FEES:

Disbursements

Per Check                                   $  35
Per Wire                        U.S.        $  35
                               International $ 100

Receipts

Per Check                                   $  35
Per Wire                                    $  35


Investments

Per directed buy/sell                       $  50

1099 Reporting                              $  15


LEGAL EXPENSES:             At Cost

There will be no legal expense for Chase if Chase's standard form escrow agreement is employed without substantive amendments.

A one (1) year Minimum Administrative Fee will be assessed for any account which is funded. The account will be invoiced in the month in which the account is opened and annually thereafter. Payment of the invoice is due 30 days following receipt.

The Administrative Fee will cover a maximum of fifteen (15) annual administrative hours for the Bank's standard Escrow services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity and asset listing, and distribution of assets in accordance with the specific terms of the Escrow Agreement.

EXTRAORDINARY SERVICES AND OUT-OF POCKET EXPENSES:

Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of fifteen (15) hours and all reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's standard rate.

MODIFICATION OF FEES:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level which is fair and reasonable in relation to the responsibilities assumed and the duties performed.

ASSUMPTIONS:

o The account will be invoiced in the month in which the account is opened and annually thereafter.

o    Payment of the invoice is due 30 days following receipt.

        --------------------------------------------------------------
        All fees quoted are subject to our review and acceptance, and that of our legal counsel, of the documents governing the escrow. As a condition for acceptance of an appointment, it is expected that all legal fees and out-of-pocket expenses incurred by JPMorgan Chase Bank and our counsel in connection with our review of the transaction will be paid by the client regardless of whether or not the transaction closes.
        --------------------------------------------------------------

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial, institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth (for individuals), and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.